EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Planetlink Communications, Inc.
Cumming, Georgia


We hereby consent to the incorporation by reference in this Registration Statement of PlanetLink Communications, Inc. on Form S-8, of our restated report dated May 3, 2004 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) of Planetlink Communications, Inc. for the year ended December 31, 2003 and to all references to our firm included in this Registration Statement.


KAHN BOYD LEVYCHIN

Kahn Boyd Levychin, L.L.P.


February 28, 2005



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